Exhibit 99


[RUSSELL-STANLEY LOGO]


Press Release


                                           Contact:  Tim Coleman
                                           The Blackstone Group
                                           (212) 583-5000




Bridgewater, New Jersey, February 9, 2001 - Russell-Stanley Holdings, Inc. today announced that it intends to promptly initiate discussions with its noteholders related to a rationalization of the Company's capital structure. Consistent with this proposed rationalization of its capital structure, the Company has elected to withhold the payment of interest due February 15, 2001 under its 10.875% Senior Subordinated Notes due 2009.




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                 Russell-Stanley Holdings, Inc. is a leading manufacturer and marketer of plastic and steel containers and a leading provider of related container services in the United States and Canada.




This press release includes forward-looking statements for the purposes of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and assumptions about future events. Although we believe our expectations and assumptions are reasonable, we cannot assure you that our expectations and assumptions will prove to have been correct. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. No assurance can be




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given that we will be successful in implementing any strategic alternative including any rationalization of our capital structure. For a description of factors that may impact our ability to implement strategic alternatives including any rationalization of our capital structure, please consult our filings with the Securities and Exchange Commission.